Exhibit 99.1

INVESTOR RELATIONS: Samantha Tortora 212.810.5397	MEDIA RELATIONS: Brian Beades 212.810.5596

New York, January 16, 2019 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2018.

BlackRock Reports Full Year 2018 Diluted EPS of $26.58, or $26.93 as adjusted Fourth Quarter 2018 Diluted EPS of $5.78, or $6.08 as adjusted

$124 billion of full year total net inflows, led by iShares®, active multi-asset and illiquid alternatives

Record $81 billion of quarterly iShares inflows reflects market leadership in high-growth ETF sector

4% increase in full year revenue driven by growth in base fees and technology services revenue, partially offset by lower performance fees

Restructuring charge of $60 million from initiative to modify the size and shape of the workforce excluded from as adjusted results

4% growth in full year operating income (5% as adjusted)

$3.6 billion returned to shareholders in 2018, including

$1.7 billion of full year share repurchases

5% increase in quarterly cash dividend to $3.30 per share approved by Board of Directors

Laurence D. Fink, Chairman and CEO:

“BlackRock’s scale and strategic positioning allowed us to deliver organic growth, revenue growth, and operating leverage in 2018, while simultaneously investing in our highest growth opportunities and returning $3.6 billion in capital to shareholders. The benefits of the investments we have made to build the most diversified global asset management and technology services firm in the world are clearer today than at any point in our history.

“BlackRock generated total net inflows of $124 billion in 2018. This included $50 billion of fourth quarter net inflows and record quarters for iShares and illiquid alternative strategies. Technology services revenue grew 19% in 2018, driven by strong demand for Aladdin and our digital wealth technologies. Our results reflect continued growth in these key initiatives and the resilience of our platform.

“BlackRock is well positioned to deliver the holistic portfolio solutions, technology services and strategic counsel that clients increasingly are seeking, especially in the face of meaningful headwinds for the asset management industry. We will continue to invest in our platform to ensure BlackRock is even better positioned to serve clients and consistently deliver long-term value to shareholders in the years ahead.”

FINANCIAL RESULTS

(in millions,	Q4	Q4	Full Year
except per share data)	2018	2017*	2018	2017*
AUM	$5,975,818	$6,288,195	$5,975,818	$6,288,195
% change	(5)%		(5)%
Total net flows	$49,773	$102,929	$123,629	$367,254

GAAP basis:
Revenue	$3,434	$3,764	$14,198	$13,600
% change	(9)%		4%
Operating income	$1,246	$1,485	$5,457	$5,254
% change	(16)%		4%
Operating margin	36.3%	39.5%	38.4%	38.6%
Net income(1) (2)	$927	$2,295	$4,305	$4,952
% change	(60)%		(13)%
Diluted EPS	$5.78	$14.01	$26.58	$30.12
% change	(59)%		(12)%
Weighted average diluted shares	160.5	163.8	161.9	164.4
% change	(2)%		(2)%

As Adjusted:
Operating income(3)	$1,310	$1,488	$5,531	$5,269
% change	(12)%		5%
Operating margin(3)	43.5%	44.7%	44.3%	44.1%
Net income(2) (3)	$975	$1,013	$4,361	$3,698
% change	(4)%		18%
Diluted EPS(3)	$6.08	$6.19	$26.93	$22.49
% change	(2)%		20%

*	Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.
(1)	GAAP net income for fourth quarter 2017 reflected $1.2 billion of net tax benefit related to the Tax Cuts and Jobs Act.
(2)	Net income represents net income attributable to BlackRock, Inc.
(3)	See notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 10 and 11 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q4	Full Year
(in billions)	2018	2018
Long-term net flows:	$43.6	$123.3

By region:

Americas:	60.5	156.9
EMEA:	(0.4)	(23.3)
APAC:	(16.5)	(10.3)

By client type:

Retail:	$(3.2)	$20.7
U.S.:	6.5	25.9
International:	(9.7)	(5.2)

iShares:	$81.4	$167.5
Core:	33.2	106.2
Non-Core:	48.2	61.3

Institutional:	$(34.6)	$(64.9)
Index:	(27.0)	(53.7)
Active:	(7.6)	(11.2)

Cash management net flows:	$6.1	$0.0

BUSINESS RESULTS

				December 31, 2018	Q4 2018
	Q4 2018	December 31, 2018	Q4 2018	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$(3,178)	$610,850	$840	10%	30%
iShares ETFs	81,402	1,731,425	1,054	29%	38%
Institutional:
Active	(7,568)	1,079,979	502	18%	18%
Index	(27,064)	2,103,230	238	35%	9%
Total institutional	(34,632)	3,183,209	740	53%	27%
Long-term	43,592	5,525,484	2,634	92%	95%
Cash management	6,146	448,565	145	8%	5%
Advisory	35	1,769	-	-	-
Total	$49,773	$5,975,818	$2,779	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$(12,283)	$1,617,780	$1,328	27%	48%
Index and iShares ETFs	55,875	3,907,704	1,306	65%	47%
Long-term	43,592	5,525,484	2,634	92%	95%
Cash management	6,146	448,565	145	8%	5%
Advisory	35	1,769	-	-	-
Total	$49,773	$5,975,818	$2,779	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$28,292	$3,035,825	$1,365	50%	49%
Fixed income	3,100	1,884,417	766	32%	28%
Multi-asset	7,297	461,884	287	8%	10%
Alternatives	4,903	143,358	216	2%	8%
Long-term	43,592	5,525,484	2,634	92%	95%
Cash management	6,146	448,565	145	8%	5%
Advisory	35	1,769	-	-	-
Total	$49,773	$5,975,818	$2,779	100%	100%
(1)	Base fees include investment advisory, administration fees and securities lending revenue.

INVESTMENT PERFORMANCE AT DECEMBER 31, 2018(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	48%	69%	82%
Tax-exempt	47%	71%	76%
Index AUM within or above applicable tolerance	98%	99%	98%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	50%	67%	78%
Systematic	32%	83%	93%
Index AUM within or above applicable tolerance	97%	98%	99%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 12 for performance disclosure detail.

CAPITAL MANAGEMENT

BlackRock’s Board of Directors approved a 5% increase in the quarterly cash dividend to $3.30 per share, payable March 21, 2019, to shareholders of record at the close of business on March 6, 2019.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, January 16, 2019 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 7965387). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 3:30 p.m. (Eastern Time) on Wednesday, January 16, 2019 and ending at midnight on Wednesday, January 30, 2019. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 7965387. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock helps investors build better financial futures. As a fiduciary to our clients, we provide the investment and technology solutions they need when planning for their most important goals. As of December 31, 2018, the firm managed approximately $5.98 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2018	2017*	Change		2018	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,779	$2,897	$(118)		$2,883	$(104)
Investment advisory performance fees	100	285	(185)		151	(51)
Technology services revenue	203	176	27		200	3
Distribution fees	271	306	(35)		279	(8)
Advisory and other revenue	81	100	(19)		63	18
Total revenue	3,434	3,764	(330)		3,576	(142)

Expense
Employee compensation and benefits	1,020	1,147	(127)		1,097	(77)
Distribution and servicing costs	420	433	(13)		408	12
Direct fund expense	224	237	(13)		249	(25)
General and administration	449	450	(1)		413	36
Restructuring charge	60	-	60		-	60
Amortization of intangible assets	15	12	3		13	2
Total expense	2,188	2,279	(91)		2,180	8

Operating income	1,246	1,485	(239)		1,396	(150)

Nonoperating income (expense)
Net gain (loss) on investments	(67)	33	(100)		50	(117)
Interest and dividend income	41	14	27		29	12
Interest expense	(46)	(46)	-		(46)	-
Total nonoperating income (expense)	(72)	1	(73)		33	(105)

Income before income taxes	1,174	1,486	(312)		1,429	(255)
Income tax expense (benefit)	247	(815)	1,062		226	21
Net income	927	2,301	(1,374)		1,203	(276)
Less:
Net income (loss) attributable to noncontrolling interests	-	6	(6)		(13)	13
Net income attributable to BlackRock, Inc.	$927	$2,295	$(1,368)		$1,216	$(289)

Weighted-average common shares outstanding
Basic	158,859,998	161,272,950	(2,412,952)		160,141,506	(1,281,508)
Diluted	160,450,266	163,777,534	(3,327,268)		161,378,217	(927,951)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$5.84	$14.23	$(8.39)		$7.59	$(1.75)
Diluted	$5.78	$14.01	$(8.23)		$7.54	$(1.76)
Cash dividends declared and paid per share	$3.13	$2.50	$0.63		$3.13	$-

Supplemental information:

AUM (end of period)	$5,975,818	$6,288,195	$(312,377)		$6,444,100	$(468,282)
Shares outstanding (end of period)	158,520,147	161,046,825	(2,526,678)		159,804,364	(1,284,217)
GAAP:
Operating margin	36.3%	39.5%	(320	) bps	39.0%	(270	) bps
Effective tax rate	21.0%	(55.1)%	7,610	bps	15.7%	530	bps
As adjusted:
Operating income (1)	$1,310	$1,488	$(178)		$1,400	$(90)
Operating margin (1)	43.5%	44.7%	(120	) bps	44.2%	(70	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(72)	$(5)	$(67)		$46	$(118)
Net income attributable to BlackRock, Inc. (2)	$975	$1,013	$(38)		$1,214	$(239)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$6.08	$6.19	$(0.11)		$7.52	$(1.44)
Effective tax rate	21.2%	31.7%	(1,050	) bps	16.0%	520	bps

See pages 10-11 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

*	Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended
	December 31,
	2018	2017*	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$11,553	$10,868	$685
Investment advisory performance fees	412	594	(182)
Technology services revenue	785	657	128
Distribution fees	1,155	1,183	(28)
Advisory and other revenue	293	298	(5)
Total revenue	14,198	13,600	598

Expense
Employee compensation and benefits	4,320	4,253	67
Distribution and servicing costs	1,675	1,663	12
Direct fund expense	998	895	103
General and administration	1,638	1,446	192
Restructuring charge	60	-	60
Amortization of intangible assets	50	89	(39)
Total expense	8,741	8,346	395

Operating income	5,457	5,254	203

Nonoperating income (expense)
Net gain (loss) on investments	1	161	(160)
Interest and dividend income	104	49	55
Interest expense	(184)	(205)	21
Total nonoperating income (expense)	(79)	5	(84)

Income before income taxes	5,378	5,259	119
Income tax expense	1,076	270	806
Net income	4,302	4,989	(687)
Less:
Net income (loss) attributable to noncontrolling interests	(3)	37	(40)
Net income attributable to BlackRock, Inc.	$4,305	$4,952	$(647)

Weighted-average common shares outstanding
Basic	160,301,116	162,160,601	(1,859,485)
Diluted	161,948,732	164,415,035	(2,466,303)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$26.86	$30.54	$(3.68)
Diluted	$26.58	$30.12	$(3.54)
Cash dividends declared and paid per share	$12.02	$10.00	$2.02

Supplemental information:

AUM (end of period)	$5,975,818	$6,288,195	$(312,377)
Shares outstanding (end of period)	158,520,147	161,046,825	(2,526,678)
GAAP:
Operating margin	38.4%	38.6%	(20	) bps
Effective tax rate	20.0%	5.2%	1,480	bps
As adjusted:
Operating income (1)	$5,531	$5,269	$262
Operating margin (1)	44.3%	44.1%	20	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(76)	$(32)	$(44)
Net income attributable to BlackRock, Inc. (2)	$4,361	$3,698	$663
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$26.93	$22.49	$4.44
Effective tax rate	20.0%	29.4%	(940	) bps

See pages 10-11 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

*	Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		December 31,
	2018	(outflows)	change	FX impact (1)	2018	Average AUM (2)
Retail:
Equity	$237,544	$2,295	$(32,766)	$(1,359)	$205,714	$220,909
Fixed income	282,879	(7,877)	(1,947)	(1,467)	271,588	276,755
Multi-asset	124,304	170	(10,701)	(356)	113,417	119,109
Alternatives	18,534	2,234	(575)	(62)	20,131	19,045
Retail subtotal	663,261	(3,178)	(45,989)	(3,244)	610,850	635,818
iShares ETFs:
Equity	1,413,925	60,509	(196,608)	(3,564)	1,274,262	1,339,103
Fixed income	412,343	18,858	(1,939)	(1,666)	427,596	413,580
Multi-asset	3,814	988	(312)	(5)	4,485	3,950
Alternatives	23,106	1,047	960	(31)	25,082	23,717
iShares ETFs subtotal	1,853,188	81,402	(197,899)	(5,266)	1,731,425	1,780,350
Institutional:
Active:
Equity	128,975	(1,641)	(15,655)	(703)	110,976	119,411
Fixed income	551,591	(13,315)	2,189	(1,504)	538,961	543,033
Multi-asset	356,887	5,675	(23,444)	(2,881)	336,237	347,598
Alternatives	93,468	1,713	(953)	(423)	93,805	93,594
Active subtotal	1,130,921	(7,568)	(37,863)	(5,511)	1,079,979	1,103,636
Index:
Equity	1,702,243	(32,871)	(220,536)	(3,963)	1,444,873	1,572,931
Fixed income	636,993	5,434	10,142	(6,297)	646,272	635,009
Multi-asset	7,805	464	(619)	95	7,745	7,787
Alternatives	4,744	(91)	(296)	(17)	4,340	4,548
Index subtotal	2,351,785	(27,064)	(211,309)	(10,182)	2,103,230	2,220,275
Institutional subtotal	3,482,706	(34,632)	(249,172)	(15,693)	3,183,209	3,323,911
Long-term	5,999,155	43,592	(493,060)	(24,203)	5,525,484	5,740,079
Cash management	443,185	6,146	550	(1,316)	448,565	445,872
Advisory (3)	1,760	35	7	(33)	1,769	1,762
Total	$6,444,100	$49,773	$(492,503)	$(25,552)	$5,975,818	$6,187,713

Current Quarter Component Changes by Investment Style and Product Type (Long-term)
		Net
	September 30,	inflows	Market		December 31,
	2018	(outflows)	change	FX impact (1)	2018	Average AUM (2)
Active:
Equity	$301,049	$(1,312)	$(40,089)	$(1,443)	$258,205	$278,269
Fixed income	819,332	(20,763)	116	(2,700)	795,985	804,945
Multi-asset	481,192	5,845	(34,146)	(3,237)	449,654	466,707
Alternatives	112,003	3,947	(1,529)	(485)	113,936	112,639
Active subtotal	1,713,576	(12,283)	(75,648)	(7,865)	1,617,780	1,662,560
Index and iShares ETFs:
iShares ETFs:
Equity	1,413,925	60,509	(196,608)	(3,564)	1,274,262	1,339,103
Fixed income	412,343	18,858	(1,939)	(1,666)	427,596	413,580
Multi-asset	3,814	988	(312)	(5)	4,485	3,950
Alternatives	23,106	1,047	960	(31)	25,082	23,717
iShares ETFs subtotal	1,853,188	81,402	(197,899)	(5,266)	1,731,425	1,780,350
Non-ETF Index:
Equity	1,767,713	(30,905)	(228,868)	(4,582)	1,503,358	1,634,982
Fixed income	652,131	5,005	10,268	(6,568)	660,836	649,852
Multi-asset	7,804	464	(618)	95	7,745	7,787
Alternatives	4,743	(91)	(295)	(17)	4,340	4,548
Non-ETF Index subtotal	2,432,391	(25,527)	(219,513)	(11,072)	2,176,279	2,297,169
Index & iShares ETFs subtotal	4,285,579	55,875	(417,412)	(16,338)	3,907,704	4,077,519
Long-term	$5,999,155	$43,592	$(493,060)	$(24,203)	$5,525,484	$5,740,079

Current Quarter Component Changes by Product Type (Long-term)
		Net
	September 30,	inflows	Market		December 31,
	2018	(outflows)	change	FX impact (1)	2018	Average AUM (2)
Equity	$3,482,687	$28,292	$(465,565)	$(9,589)	$3,035,825	$3,252,354
Fixed income	1,883,806	3,100	8,445	(10,934)	1,884,417	1,868,377
Multi-asset	492,810	7,297	(35,076)	(3,147)	461,884	478,444
Alternatives:
Core	109,465	4,061	(1,435)	(546)	111,545	110,167
Currency and commodities(4)	30,387	842	571	13	31,813	30,737
Alternatives subtotal	139,852	4,903	(864)	(533)	143,358	140,904
Long-term	$5,999,155	$43,592	$(493,060)	$(24,203)	$5,525,484	$5,740,079

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net	Acquisitions
	December 31,	inflows	and	Market		December 31,
	2017	(outflows)	dispositions(1)	change	FX impact (2)	2018	Average AUM (3)
Retail:
Equity	$233,218	$2,090	$2,137	$(28,005)	$(3,726)	$205,714	$231,556
Fixed income	257,571	11,546	14,070	(8,630)	(2,969)	271,588	268,818
Multi-asset	120,855	2,914	2,519	(12,107)	(764)	113,417	120,907
Alternatives	16,733	4,150	7	(590)	(169)	20,131	17,990
Retail subtotal	628,377	20,700	18,733	(49,332)	(7,628)	610,850	639,271
iShares ETFs:
Equity	1,329,610	112,817	-	(159,433)	(8,732)	1,274,262	1,360,991
Fixed income	395,252	50,930	-	(14,355)	(4,231)	427,596	404,236
Multi-asset	3,761	1,050	-	(317)	(9)	4,485	3,837
Alternatives	23,616	2,738	-	(1,196)	(76)	25,082	24,663
iShares ETFs subtotal	1,752,239	167,535	-	(175,301)	(13,048)	1,731,425	1,793,727
Institutional:
Active:
Equity	137,185	(7,895)	(4,296)	(11,485)	(2,533)	110,976	131,474
Fixed income	570,050	(20,701)	2,417	(7,301)	(5,504)	538,961	554,107
Multi-asset	347,825	11,944	(1,593)	(14,650)	(7,289)	336,237	348,342
Alternatives	84,248	5,448	4,995	444	(1,330)	93,805	89,217
Active subtotal	1,139,308	(11,204)	1,523	(32,992)	(16,656)	1,079,979	1,123,140
Index:
Equity	1,671,628	(91,845)	4,749	(122,252)	(17,407)	1,444,873	1,648,418
Fixed income	632,592	37,335	2,051	(4,835)	(20,871)	646,272	640,733
Multi-asset	7,837	1,005	(243)	(880)	26	7,745	8,031
Alternatives	4,750	(199)	1	(142)	(70)	4,340	4,689
Index subtotal	2,316,807	(53,704)	6,558	(128,109)	(38,322)	2,103,230	2,301,871
Institutional subtotal	3,456,115	(64,908)	8,081	(161,101)	(54,978)	3,183,209	3,425,011
Long-term	5,836,731	123,327	26,814	(385,734)	(75,654)	5,525,484	5,858,009
Cash management	449,949	(21)	686	1,593	(3,642)	448,565	453,883
Advisory (4)	1,515	323	-	5	(74)	1,769	1,381
Total	$6,288,195	$123,629	$27,500	$(384,136)	$(79,370)	$5,975,818	$6,313,273

Year-over-Year Component Changes by Investment Style and Product Type (Long-term)
		Net	Acquisitions
	December 31,	inflows	and	Market		December 31,
	2017	(outflows)	dispositions(1)	change	FX impact (2)	2018	Average AUM (3)
Active:
Equity	$311,209	$(12,439)	$(2,160)	$(33,819)	$(4,586)	$258,205	$300,671
Fixed income	815,135	(12,009)	16,487	(15,869)	(7,759)	795,985	808,997
Multi-asset	468,679	14,858	926	(26,757)	(8,052)	449,654	469,249
Alternatives	100,982	9,598	5,002	(146)	(1,500)	113,936	107,206
Active subtotal	1,696,005	8	20,255	(76,591)	(21,897)	1,617,780	1,686,123
Index and iShares ETFs:
iShares ETFs
Equity	1,329,610	112,817	-	(159,433)	(8,732)	1,274,262	1,360,991
Fixed income	395,252	50,930	-	(14,355)	(4,231)	427,596	404,236
Multi-asset	3,761	1,050	-	(317)	(9)	4,485	3,837
Alternatives	23,616	2,738	-	(1,196)	(76)	25,082	24,663
iShares ETFs subtotal	1,752,239	167,535	-	(175,301)	(13,048)	1,731,425	1,793,727
Non-ETF Index
Equity	1,730,822	(85,211)	4,750	(127,923)	(19,080)	1,503,358	1,710,777
Fixed income	645,078	40,189	2,051	(4,897)	(21,585)	660,836	654,661
Multi-asset	7,838	1,005	(243)	(880)	25	7,745	8,031
Alternatives	4,749	(199)	1	(142)	(69)	4,340	4,690
Non-ETF Index subtotal	2,388,487	(44,216)	6,559	(133,842)	(40,709)	2,176,279	2,378,159
Index & iShares ETFs subtotal	4,140,726	123,319	6,559	(309,143)	(53,757)	3,907,704	4,171,886
Long-term	$5,836,731	$123,327	$26,814	$(385,734)	$(75,654)	$5,525,484	$5,858,009

Year-over-Year Component Changes by Product Type (Long-term)
		Net	Acquisitions
	December 31,	inflows	and	Market		December 31,
	2017	(outflows)	dispositions(1)	change	FX impact (2)	2018	Average AUM (3)
Equity	$3,371,641	$15,167	$2,590	$(321,175)	$(32,398)	$3,035,825	$3,372,439
Fixed income	1,855,465	79,110	18,538	(35,121)	(33,575)	1,884,417	1,867,894
Multi-asset	480,278	16,913	683	(27,954)	(8,036)	461,884	481,117
Alternatives:
Core	98,533	9,590	4,995	(29)	(1,544)	111,545	104,652
Currency and commodities(5)	30,814	2,547	8	(1,455)	(101)	31,813	31,907
Alternatives subtotal	129,347	12,137	5,003	(1,484)	(1,645)	143,358	136,559
Long-term	$5,836,731	$123,327	$26,814	$(385,734)	$(75,654)	$5,525,484	$5,858,009

(1)

Amounts include net AUM from the acquisitions of Tennenbaum Capital Partners in August 2018 (“TCP Transaction”) and the asset management business of Citibanamex in September 2018 (“Citibanamex Transaction”), AUM reclassifications and net dispositions related to the transfer of BlackRock’s UK Defined Contribution Administration and Platform business to Aegon N.V. in July 2018, and net AUM dispositions related to the sale of BlackRock’s minority interest in DSP BlackRock Investment Managers Pvt. Ltd. to The DSP Group in August 2018 (“DSP Transaction”).

(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

				Three Months
	Three Months Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2018	2017*	Change	2018	Change	2018	2017*	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$385	$425	$(40)	$405	$(20)	$1,654	$1,654	$-
iShares ETFs	827	888	(61)	885	(58)	3,549	3,220	329
Non-ETF Index	153	177	(24)	169	(16)	685	680	5
Equity subtotal	1,365	1,490	(125)	1,459	(94)	5,888	5,554	334
Fixed income:
Active	466	449	17	460	6	1,840	1,717	123
iShares ETFs	205	213	(8)	205	-	825	808	17
Non-ETF Index	95	87	8	98	(3)	387	344	43
Fixed income subtotal	766	749	17	763	3	3,052	2,869	183
Multi-asset	287	314	(27)	298	(11)	1,176	1,157	19
Alternatives:
Core	193	170	23	185	8	732	639	93
Currency and commodities	23	24	(1)	24	(1)	98	91	7
Alternatives subtotal	216	194	22	209	7	830	730	100
Long-term	2,634	2,747	(113)	2,729	(95)	10,946	10,310	636
Cash management	145	150	(5)	154	(9)	607	558	49
Total base fees	2,779	2,897	(118)	2,883	(104)	11,553	10,868	685
Investment advisory performance fees:
Equity	23	95	(72)	7	16	91	152	(61)
Fixed income	6	14	(8)	-	6	8	34	(26)
Multi-asset	4	19	(15)	1	3	19	33	(14)
Alternatives	67	157	(90)	143	(76)	294	375	(81)
Total performance fees	100	285	(185)	151	(51)	412	594	(182)
Technology services revenue	203	176	27	200	3	785	657	128
Distribution fees:
Retrocessions	168	185	(17)	168	-	709	675	34
12b-1 fees (U.S. mutual funds distribution fees)	93	110	(17)	102	(9)	406	466	(60)
Other	10	11	(1)	9	1	40	42	(2)
Total distribution fees	271	306	(35)	279	(8)	1,155	1,183	(28)
Advisory and other revenue:
Advisory	33	54	(21)	26	7	113	128	(15)
Other	48	46	2	37	11	180	170	10
Total advisory and other revenue	81	100	(19)	63	18	293	298	(5)
Total revenue	$3,434	$3,764	$(330)	$3,576	$(142)	$14,198	$13,600	$598

*	Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Highlights

▪

Investment advisory, administration fees and securities lending revenue decreased $118 million from the fourth quarter of 2017 and $104 million from the third quarter of 2018, despite the positive impact of organic growth and AUM acquired in the TCP and Citibanamex transactions. The decrease was driven by the impact of lower markets, previously announced pricing changes to select investment products and lower borrowing demand for securities lending in the current environment. Securities lending revenue of $129 million in the current quarter compared with $150 million in the fourth quarter of 2017 and $160 million in the third quarter of 2018.

▪

Performance fees decreased $185 million from the fourth quarter of 2017, reflecting lower revenue from liquid alternative and long-only products and decreased $51 million from the third quarter of 2018, primarily due to strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter.

▪	Technology services revenue increased $27 million from the fourth quarter of 2017 and $3 million from the third quarter of 2018, primarily reflecting higher revenue from institutional Aladdin®.

SUMMARY OF OPERATING EXPENSE

	Three			Three
	Months Ended			Months Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2018	2017*	Change	2018	Change	2018	2017*	Change
Operating expense
Employee compensation and benefits	$1,020	$1,147	$(127)	$1,097	$(77)	$4,320	$4,253	$67
Distribution and servicing costs:
Retrocessions	168	185	(17)	168	-	709	675	34
12b-1 costs	92	106	(14)	100	(8)	399	455	(56)
Other	160	142	18	140	20	567	533	34
Total distribution and servicing costs	420	433	(13)	408	12	1,675	1,663	12
Direct fund expense	224	237	(13)	249	(25)	998	895	103
General and administration:
Marketing and promotional	108	102	6	77	31	361	333	28
Occupancy and office related	73	73	-	73	-	293	275	18
Portfolio services	68	76	(8)	60	8	271	251	20
Technology	62	58	4	61	1	234	203	31
Professional services	47	50	(3)	42	5	158	142	16
Communications	9	10	(1)	9	-	37	34	3
Foreign exchange remeasurement	4	8	(4)	7	(3)	16	5	11
Contingent consideration fair value adjustments	31	9	22	29	2	65	8	57
Product launch costs	-	-	-	1	(1)	12	4	8
Other general and administration	47	64	(17)	54	(7)	191	191	-
Total general and administration expense	449	450	(1)	413	36	1,638	1,446	192
Restructuring charge	60	-	60	-	60	60	-	60
Amortization of intangible assets	15	12	3	13	2	50	89	(39)
Total operating expense	$2,188	$2,279	$(91)	$2,180	$8	$8,741	$8,346	$395

*	Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Highlights

▪

Employee compensation and benefits expense decreased $127 million from the fourth quarter of 2017, reflecting lower incentive compensation, primarily driven by lower performance fees and lower operating income.

Employee compensation and benefits expense decreased $77 million from the third quarter of 2018, reflecting lower incentive compensation, including the mark-to-market impact of lower deferred compensation expense.

▪	Direct fund expense decreased $13 million from the fourth quarter of 2017 and $25 million from the third quarter of 2018, reflecting lower average AUM.
▪

General and administration expense decreased $1 million from the fourth quarter of 2017, despite $31 million of contingent consideration fair value adjustments related to prior acquisitions in the current quarter.

General and administration expense increased $36 million from the third quarter of 2018, primarily due to seasonally higher marketing and promotional expense.

▪

A restructuring charge of $60 million, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, was recorded in the fourth quarter of 2018 in connection with an initiative to modify the size and shape of the workforce.

INCOME TAX EXPENSE (BENEFIT)

	Three				Three
	Months Ended				Months Ended			Year Ended
	December 31,				September 30,			December 31,
(in millions), (unaudited)	2018	2017*	Change		2018	Change		2018	2017*	Change
Income tax expense (benefit)	$247	$(815)	$1,062		$226	$21		$1,076	$270	$806
Effective tax rate	21.0%	(55.1)%	7,610	bps	15.7%	530	bps	20.0%	5.2%	1,480	bps

*	Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Highlights

▪	Both fourth and third quarter 2018 income tax expense reflected a reduced tax rate associated with the Tax Cuts and Jobs Act (the “2017 Act”) enacted in the United States.

▪

Fourth quarter 2017 income tax benefit included $1.2 billion of net tax benefit related to the 2017 Act and included an $84 million discrete tax benefit, primarily related to stock-based compensation awards.

▪

Third quarter 2018 income tax expense benefited from $90 million of discrete items and a $5 million net noncash tax benefit related to the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

SUMMARY AND RECONCILIATION OF U.S. GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), AS ADJUSTED

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2018	2017	Change	2018	Change	2018	2017	Change
Nonoperating income (expense), GAAP basis	$(72)	$1	$(73)	$33	$(105)	$(79)	$5	$(84)
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	-	6	(6)	(13)	13	(3)	37	(40)
Nonoperating income (expense), as adjusted(1)(2)	$(72)	$(5)	$(67)	$46	$(118)	$(76)	$(32)	$(44)

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2018	2017	Change	2018	Change	2018	2017	Change
Net gain (loss) on investments(1)(2)
Private equity	$(15)	$-	$(15)	$4	$(19)	$(5)	$21	$(26)
Real assets	2	15	(13)	10	(8)	26	17	9
Other alternatives(3)	(3)	4	(7)	1	(4)	2	38	(36)
Other investments(4)	(50)	8	(58)	(3)	(47)	(70)	43	(113)
Subtotal	(66)	27	(93)	12	(78)	(47)	119	(166)
Other gains(5)	(1)	-	(1)	51	(52)	51	5	46
Total net gain (loss) on investments(1)(2)	(67)	27	(94)	63	(130)	4	124	(120)
Interest and dividend income	41	14	27	29	12	104	49	55
Interest expense	(46)	(46)	-	(46)	-	(184)	(205)	21
Net interest expense	(5)	(32)	27	(17)	12	(80)	(156)	76
Nonoperating income (expense), as adjusted(1)(2)	$(72)	$(5)	$(67)	$46	$(118)	$(76)	$(32)	$(44)

(1)	Net of net income (loss) attributable to NCI.
(2)

Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to results. For more information on other as adjusted items and the reconciliation to GAAP see notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 10 and 11.

(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts primarily include net gains (losses) related to equity and fixed income investments.
(5)

Amounts for the third quarter and full year of 2018 primarily include a $40 million pre-tax gain related to the DSP Transaction and a $10 million noncash pre-tax gain related to the revaluation of another strategic investment.

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2018	2017*	2018	2018	2017*
Operating income, GAAP basis	$1,246	$1,485	$1,396	$5,457	$5,254
Non-GAAP expense adjustments:
Restructuring charge	60	-	-	60	-
PNC LTIP funding obligation	4	3	4	14	15
Operating income, as adjusted (1)	1,310	1,488	1,400	5,531	5,269
Product launch costs and commissions	-	-	1	13	-
Operating income used for operating margin measurement	$1,310	$1,488	$1,401	$5,544	$5,269
Revenue, GAAP basis	$3,434	$3,764	$3,576	$14,198	$13,600
Non-GAAP adjustment:
Distribution and servicing costs	(420)	(433)	(408)	(1,675)	(1,663)
Revenue used for operating margin measurement	$3,014	$3,331	$3,168	$12,523	$11,937
Operating margin, GAAP basis	36.3%	39.5%	39.0%	38.4%	38.6%
Operating margin, as adjusted (1)	43.5%	44.7%	44.2%	44.3%	44.1%

See note (1) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

* Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2018	2017*	2018	2018	2017*
Net income attributable to BlackRock, Inc., GAAP basis	$927	$2,295	$1,216	$4,305	$4,952
Non-GAAP adjustments:
Restructuring charge, net of tax	47	-	-	47	-
PNC LTIP funding obligation, net of tax	3	2	3	12	11
The 2017 Act:
Deferred tax revaluation (noncash)	-	(1,758)	-	-	(1,758)
Deemed repatriation tax	-	477	-	-	477
Other income tax matters	(2)	(3)	(5)	(3)	16
Net income attributable to BlackRock, Inc., as adjusted (2)	$975	$1,013	$1,214	$4,361	$3,698
Diluted weighted-average common shares outstanding (3)	160.5	163.8	161.4	161.9	164.4
Diluted earnings per common share, GAAP basis (3)	$5.78	$14.01	$7.54	$26.58	$30.12
Diluted earnings per common share, as adjusted (2) (3)	$6.08	$6.19	$7.52	$26.93	$22.49

See notes (2) and (3) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

* Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

▪

Operating income, as adjusted, includes non-GAAP expense adjustments. A restructuring charge, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value.

▪

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to distribution and servicing costs as a proxy for such offsetting revenue.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The fourth quarter and full year of 2017 noncash deferred tax revaluation benefit of $1,758 million and the other income tax matters were primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. A deemed repatriation tax expense of $477 million has been excluded from the fourth quarter and full year of 2017 as adjusted results due to the one-time nature and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(3) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2018 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2018. The performance data does not include accounts terminated prior to December 31, 2018 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2018 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.